Exhibit 99.1

Multi-Color Corporation Announces EPS of $0.88 and Non-GAAP Core EPS of $1.06 for Q1 FY2019

CINCINNATI, OHIO, August 7, 2018 – Multi-Color Corporation (NASDAQ: LABL) today announced first quarter fiscal 2019 results.

“Current results are mixed with healthy organic growth and earnings from our Home & Personal Care and Wine & Spirits markets, whereas our Food & Beverage market performance is below expectations. As a result, we see upside value from current levels with our existing business,” said Nigel Vinecombe, Executive Chairman of Multi-Color Corporation.

Q1 Fiscal 2019 Highlights

•	Revenues increased to $456 million.
•	Organic growth was 6% driven by North America and Developing Markets.
•	Operating margins were 1% lower in the quarter primarily due to acquisition and integration expenses.
○	Core operating margins were stable at 11% of sales as gross margins were 1% lower, offset by 1% lower core SG&A compared to the prior year quarter.
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Gross margins at 19% were made up of 22% for our legacy business and 16% for FY18 acquisitions. Gross margin improvement for our FY18 Constantia Labels acquisition is a high priority with further revenue and cost synergy opportunities being addressed.

•	Core EBITDA, a non-GAAP financial measure, was $78 million at 17% of revenues, up 1% of revenues on the prior year quarter.
•	Higher investment in capital expenditure during the quarter at $34 million; forecast FY19 capital expenditures remains at circa 5% of revenues.

Fiscal 2019 Results

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Net revenues increased 88% to $456.1 million compared to $242.4 million in the prior year quarter. Acquisitions occurring after the beginning of fiscal 2018 accounted for an 80% increase in revenues, net of divestitures. Organic revenue increased by 6% and was broadly based across geographies and markets. Foreign exchange rates, primarily driven by appreciation of the Euro, led to a 2% increase in revenues quarter over quarter.

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Gross profit increased 78% or $38.6 million compared to the prior year quarter. Acquisitions occurring after the beginning of fiscal 2018 contributed 61% or $30.3 million to gross profit, net of divestitures. Core gross profit, a non-GAAP financial measure, increased 78% or $38.7 million compared to the prior year quarter. Organic gross profit increased 15% or $7.3 million. The remaining increase of 2% or $1 million related to the favorable effects of foreign exchange. Core gross margins, a non-GAAP financial measure, were 19.3% of net revenues for the current year quarter compared to 20.4% in the prior year quarter.

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Selling, general and administrative expenses increased 81% or $19.2 million compared to the prior year quarter primarily related to acquisitions and acquisition-related expenses. Acquisitions occurring after the beginning of fiscal 2018, net of divestitures, and unfavorable foreign exchange contributed $15.1 million and $0.4 million, respectively, to the increase. Core SG&A, a non-GAAP financial measure, increased 70% or $15.9 million compared to the prior year quarter. Core SG&A decreased as a percentage of sales to 8.5% from 9.4% compared to the prior year quarter. Non-core items related to acquisition and integration expenses were $4.2 million, primarily related to Constantia Labels, in the current year quarter compared to $0.9 million in the prior year quarter.

•

Operating income increased 75% or $19.4 million compared to the prior year quarter primarily due to improved organic operating performance, acquisitions and related synergies. Operating income includes $15.2 million in relation to acquisitions occurring after the beginning of fiscal 2018, net of divestitures. Core operating income, a non-GAAP financial measure, increased 85% or $22.8 million compared to the prior year quarter. Non-core items in the current year quarter primarily related to inventory purchase accounting adjustments of $0.1 million and acquisition and integration expenses of $4.2 million.

•	Interest expense increased $12.9 million in the current year quarter compared to the prior year quarter primarily due to the increase in debt borrowings to finance the Constantia Labels acquisition.

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Other expense was $1 million in the current year quarter primarily related to unfavorable foreign exchange resulting from re-measurement of trade payables, primarily in Latin America and South Africa. This compares to other expense of $1 million in the prior year quarter primarily related to the release of a foreign indemnification receivable of $1.1 million for which an offsetting tax liability was also relieved reducing the prior year quarter effective tax rate.

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The effective tax rate increased to 28% for the current year quarter compared to 23% in the prior year quarter. The effective tax rate on core net income, a non-GAAP financial measure, was 26% for the current year quarter compared to 23% in the prior year quarter, which included the release of a tax liability related to a foreign indemnification receivable related to previous acquisitions for $1.1 million.

•	Net income increased 29% or $4 million in the current year quarter compared to the prior year quarter. Core net income increased 48% or $7 million compared to the prior year quarter.

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Diluted EPS increased 7% or $0.06 in the current year quarter compared to the prior year quarter. Excluding the impact of the non-core items noted below, core EPS, a non-GAAP financial measure, increased 23% to $1.06 compared to $0.86 in the prior year quarter.

The following table shows adjustments made to net income and diluted EPS between reported GAAP and non-GAAP results for the three months ended June 30, 2018 and 2017. Refer to the tables in Exhibit A for a reconciliation of adjustments made to gross profit, SG&A expenses, operating income, EBITDA, income before income taxes, income tax expense, and effective tax rate between reported GAAP and non-GAAP results. The sum of the EPS amounts may not equal the totals due to rounding.

	Three Months Ended
	06/30/18 (in 000’s)	Diluted EPS	06/30/17 (in 000’s)	Diluted EPS
Net income attributable to MCC and diluted EPS, as reported	$18,139	$0.88	$14,106	$0.82
Inventory purchase accounting charges, net of tax	92	*	—	*
Acquisition and integration expenses, net of tax	3,514	0.17	618	0.04
Facility closure expenses, net of tax	18	*	23	*

Core net income and diluted EPS, (Non-GAAP)	$21,763	$1.06	$14,747	$0.86

*Diluted EPS is less than $0.01

First Quarter 2019 Earnings Conference Call and Webcast

The Company will hold a conference call on Tuesday, August 7, 2018 at 10:00 a.m. (ET) to discuss the news release. For domestic access to the conference call, please call 866-516-2921 (participant code 3568402) or for international access, please call +1 213-660-0878 (participant code 3568402) by 9:45 a.m. (ET). A replay of the conference call will be available at 1:00 p.m. (ET) on Tuesday, August 7, 2018 through 1:00 p.m. (ET) on Tuesday, August 14, 2018 by calling 855-859-2056 (participant code 3568402) or internationally, by calling +1 404-537-3406 (participant code 3568402). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at http://www.mcclabel.com. Listeners should go to the website prior to the call to register and to download any necessary audio software.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and that are intended to be covered by the safe harbors created by that Act. All statements contained herein other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions (as well as the negative versions thereof) may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. With respect to the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Such forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance is each subject to numerous conditions, uncertainties and risk factors, including those contained in Item 1A in “Risk Factors” in our Form 10-K. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation: factors discussed in conjunction with a forward-looking statement; changes in global economic and business conditions; changes in business strategies or plans; raw material cost pressures; availability of raw materials; availability to pass raw material cost increases to our customers; interruption of business operations; changes in, or the failure to comply with, government regulations, legal proceedings and developments, including but not limited to, tax law changes; acceptance of new product offerings, services and technologies; new developments in packaging; our ability to effectively manage our growth and execute our long-term strategy; our ability to manage foreign operations and the risks involved with them, including compliance with applicable anti-corruption laws; currency exchange rate fluctuations; tariffs and trade wars; our ability to manage global political uncertainty; terrorism and political unrest; increases in general interest rate levels and credit market volatility affecting our interest costs; competition within our industry; our ability to consummate and successfully integrate acquisitions; our ability to recognize the benefits of acquisitions, including potential synergies and cost savings; failure of an acquisition or acquired company to achieve its plans and objectives generally; risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results; risk that some of our goodwill may be or later become impaired; the success and financial condition of our significant customers; our ability to maintain our relationships with our significant customers; dependence on information technology; our ability to market new products; our ability to maintain an effective system of internal control; ongoing claims, lawsuits and governmental proceedings, including environmental proceedings; availability, terms and developments of capital and credit; dependence on key personnel; quality of management; our ability to protect our intellectual property and the potential for intellectual property litigation; employee benefit costs; and risk associated with significant leverage. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirits, food and beverage, healthcare and specialty consumer products. MCC serves international brand owners in the North American, Latin American, EMEA (Europe, Middle East and Africa) and Asia Pacific regions with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve, Heat Transfer, Roll Fed, and Aluminum Labels. MCC employs approximately 8,400 associates across 72 operations globally and is a public company trading on the NASDAQ Global Select Market (company symbol: LABL). For additional information on Multi-Color, please visit http://www.mcclabel.com.

Multi-Color Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30, 2018	June 30, 2017
Net revenues	$456,131	$242,440
Cost of revenues	368,121	192,983

Gross profit	88,010	49,457
Gross margin	19.3%	20.4%
Selling, general and administrative expenses	42,768	23,589
Facility closure expenses	27	34

Operating income	45,215	25,834
Interest expense	19,199	6,335
Other expense, net	1,044	1,199

Income before income taxes	24,972	18,300
Income tax expense	6,880	4,158

Net income	$18,092	$14,142

Less: Net income (loss) attributable to noncontrolling interests	(47)	36

Net income attributable to Multi-Color Corporation	$18,139	$14,106

Basic shares outstanding	20,439	16,943
Diluted shares outstanding	20,545	17,152

Basic earnings per share	$0.89	$0.83
Diluted earnings per share	$0.88	$0.82

Multi-Color Corporation

Selected Balance Sheet Information

(in thousands)

Unaudited

	June 30, 2018	March 31, 2018
Current Assets	$594,478	$601,183
Total Assets	$2,819,043	$2,902,976
Current Liabilities	$301,932	$327,227
Total Liabilities	$2,104,478	$2,142,603
Stockholders’ Equity	$714,565	$760,373
Total Debt	$1,604,745	$1,598,685

Exhibit A

The Company reports its financial results in accordance with generally accepted accounting principles in the U.S. (GAAP). To provide investors with additional information along with period-to-period comparisons of the Company’s financial and operating results, the Company reports certain non-GAAP financial measurements, as defined by the Securities and Exchange Commission. These measurements are supplemental in nature and should not be considered to be an alternative to reported results prepared in accordance with GAAP. The Company’s non-GAAP financial measurements reported for the periods presented in this earnings release are: core gross profit, core SG&A, core operating income, core EBITDA, core net income, core diluted EPS, core income before income taxes, core income tax expense, and core effective tax rate.

These non-GAAP financial measurements are adjusted to exclude inventory purchase accounting adjustments, acquisition and integration expenses and facility closure expenses. These adjustments are disclosed to give the reader an indication of the performance of the business excluding discrete costs related to acquisitions of the new businesses. Acquisition costs represent discrete, external, transaction-related costs, specific to acquisitions that we believe will be accretive in future periods. Similarly, facility closure expenses relate to discrete costs to close plants that management believes will ultimately benefit the business.

These non-GAAP financial measures provide investors with an understanding of the Company’s gross profit, SG&A expenses, operating income, core EBITDA, net income, diluted EPS, income before income taxes, income tax expense, and effective tax rate adjusted to exclude the effect of the non-core items identified above. Core EBITDA is a non-GAAP financial measure used to measure operating results, defined as earnings before interest, taxes, depreciation and amortization, and other non-operating income and expenses. We believe that these non-GAAP financial measures assist investors in making a consistent comparison to the three months ended June 30, 2018 and 2017. In addition, management uses these non-GAAP financial measures internally to perform trend analysis and analyze operating performance to ensure resources are allocated effectively. The non-GAAP measures allow management to analyze trends and performance without masking or distorting the results with the special items identified by management.

Core Gross Profit:

	Three Months Ended
	06/30/18 (in 000’s)	06/30/17 (in 000’s)
Gross profit, as reported	$88,010	$49,457
Inventory purchase accounting charges	131	—

Core gross profit, (Non-GAAP)	$88,141	$49,457

Core gross profit, (Non-GAAP) as a % of net revenues	19.3%	20.4%

Core SG&A Expenses:

	Three Months Ended
	06/30/18 (in 000’s)	06/30/17 (in 000’s)
SG&A expenses, as reported	$42,768	$23,589
Acquisition & integration expenses	(4,220)	(906)

Core SG&A expenses, (Non-GAAP)	$38,548	$22,683

Core SG&A expenses, as a % of net revenues, (Non-GAAP)	8.5%	9.4%

Core Operating Income:

	Three Months Ended
	06/30/18 (in 000’s)	06/30/17 (in 000’s)
Operating income, as reported	$45,215	$25,834
Inventory purchase accounting charges	131	—
Acquisition & integration expenses	4,220	906
Facility closure expenses	27	34

Core operating income, (Non-GAAP)	$49,593	$26,774

Core operating income, as a % of net revenues, (Non-GAAP)	10.9%	11.0%

Core EBITDA:

	Three Months Ended
	06/30/18 (in 000’s)	06/30/17 (in 000’s)
Net income attributable to MCC, as reported	$18,139	14,106
Inventory purchase accounting charges, net of tax	92	—
Acquisition and integration expenses, net of tax	3,514	618
Facility closure expenses, net of tax	18	23

Core net income (Non-GAAP)	$21,763	$14,747

Interest expense	19,199	6,335
Core income tax expense (Non-GAAP)	7,634	4,457
Depreciation	17,902	8,492
Amortization	10,410	3,604
Net income (loss) attributable to non-controlling interests	(47)	36
Other expense, net	1,044	1,199

Core EBITDA, (Non-GAAP)	$77,905	$38,870

Core EBITDA as a % of net revenues, (Non-GAAP)	17.1%	16.0%

Core Tax:

	Three Months Ended
	06/30/18 (in 000’s)	06/30/17 (in 000’s)
Income before income taxes, as reported	$24,972	$18,300
Non-core items	4,378	940

Core income before income taxes, (Non-GAAP)	$29,350	$19,240

	Three Months Ended
	06/30/18 (in 000’s)	06/30/17 (in 000’s)
Income tax expense, as reported	$6,880	$4,158
Non-core items	754	299

Core income tax expense, (Non-GAAP)	$7,634	$4,457

Effective tax rate	28%	23%
Core effective tax rate (Non-GAAP)	26%	23%

For more information, please contact: Sharon E. Birkett

Vice President and Chief Financial Officer

Multi-Color Corporation, (513) 345-5311